Exhibit 4.4

WARRANT TO PURCHASE CAPITAL STOCK

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

March 31, 2010 Warrant	Warrant to Purchase Shares of
Capital Stock

WARRANT TO PURCHASE
CAPITAL STOCK
OF
BIOHORIZONS, INC.
(A DELAWARE CORPORATION)

BioHorizons, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that HEALTHPOINTCAPITAL Partners II, LP or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time before 5:00 p.m., Eastern Time, on July 1, 2011 (the “Expiration Date”), the type and number of shares of the Company’s capital stock determined pursuant to Section 1 herein at an exercise price per share determined pursuant to Section 2 herein.

This Warrant to Purchase Capital Stock (this “Warrant”) is issued in consideration of the Holder’s agreement to subordinate certain indebtedness of the Company held by the Holder and to undertake certain other actions in connection with a reorganization of the Company’s capital stock that occurred on March 31, 2010.

1.                                       Type and Number of Shares for Which Warrant is Exercisable.  At any time prior to the Expiration Date, the Warrant shall be exercisable for a number of shares of the Company’s common stock (the “Warrant Shares”) determined by dividing (A) $ 1,713,342 by (B) the Exercise Price.

2.                                       Exercise Price. The price per Warrant Shares at which this Warrant may be exercised (the “Exercise Price”) shall be the Offering Price (as defined in Section 3.5(c)(i). In the event that the Company’s initial public offering has not occurred on or before the date that the Holder exercises this Warrant, then the Exercise Price shall be the value of a share of the Company’s common stock determined on a fully-diluted basis in accordance with that certain Implant Reporting Unit Valuation Report as of December 31, 2009 prepared for the Company by Marks Paneth & Shron LLP.

3.                                       EXERCISE.

3.1                                 Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise. Payment of the Exercise Price shall be in cash or by certified or official bank check payable to the order of the Company.

3.2                                 Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 3.1 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 3.3 below shall be deemed to have become the holder or holders of record of the common stock represented by such certificates.

3.3                                 Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof; as such Holder may direct:

(a)                                  A certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise, and

(b)                                 In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 3.1 above.

3.4                                 Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, and any fraction of a share resulting therefrom shall be rounded upward or downward to the nearest whole share.

3.5                                 Right to Convert Warrant into Stock: Net Issuance.

(a)                                  Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”), when exercisable, into Warrant Shares as provided in this Section 3.5. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of fully paid and nonassessable Warrant Shares equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate

Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date by (Y) the fair market value of one Warrant Share on the Conversion Date.

Expressed as a formula, such conversion shall be computed as follows:

N                                       =                                         B-A

                                                                                                 Y

where:                                                             N             =              the number of Warrant Shares that may be issued to Holder

Y             =              the fair market value (FMV) of one Warrant Share

A             =              the aggregate Warrant Price (Converted Warrant Shares x Exercise Price)

B             =              the aggregate FMV (i.e., FMV x Converted Warrant Shares)

(b)                                 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant, when exercisable, at the principal office of the Company together with the Purchase Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 3.5(a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in Section 4. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within 30 days following the Conversion Date.

(c)                                  Determination of Fair Market Value. For purposes of this Section 3.5, “fair market value” of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(i)                                     If the Conversion Right is exercised in connection with and contingent upon a public offering, and if the Company’s Registration Statement relating to such public offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” of a share of common stock specified in the final prospectus with respect to such offering (the “Offering Price”).

(ii)                                  If the Conversion Right is not exercised in connection with and contingent upon a public offering, then as follows:

(1)                                  If traded on a securities exchange, the fair market value of the common stock shall be deemed to be the average of the closing prices of the common stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the common stock has been traded on such exchange;

(2)                                  If traded over-the-counter, the fair market value of the common stock shall be deemed to be the average of the closing bid prices of the common stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the common stock has been traded over-the-counter; and

(3)                                  If there is no public market for the Company’s capital stock, then fair market value of a Warrant Share shall be determined in good faith by the Board of Directors of the Company.

4.                                       Taxes. The Company shall pay all documentary, stamp or other transactional taxes, but excluding any income or withholding taxes, attributable to the issuance or delivery of shares of capital stock of the Company upon the exercise or conversion of this Warrant.

5.                                       Reservation of Stock. The Company will, at the time this Warrant becomes exercisable for capital stock, reserve such amount and type of capital stock necessary for full exercise hereof. The Company covenants that all shares of capital stock so issuable will, when issued, be duly and validly issued and fully paid and nonassessable.

6.                                       Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

7.                                       Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

8.                                       No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the value assigned to any shares of capital stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of the Warrant or part thereof outstanding from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

9.                                       Waivers and Modifications. Any term or provision of this Warrant may be amended, modified or waived with the written consent of the Company and the Holder.

10.                                 Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

11.                                 Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of State of New York, without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the Holder has caused this Warrant to be executed by an officer thereunto duly authorized.

BIOHORIZONS, INC.

By:	/S/ Kendyl D. Lowe
Name:	Kendyl D. Lowe
Title:	CFO

EXHIBIT A

PURCHASE FORM

To:                            BioHorizons, Inc.

The undersigned pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to (check one):

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(A)                              purchase __________ shares of ________________________________________ of the Company covered by such Warrant and herewith makes payment of $_____________, representing the full exercise price for such shares at the price per share provided for in such Warrant; or

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(B)                                convert ________________ Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of ____________________ of the Company, determined pursuant to the provisions of Section 3.5 of the Warrant.

The shares of capital stock for which the Warrant may be exercised or converted shall be known herein as the “Warrant Stock.”

The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) the Company receives an opinion satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

Dated: